OSAGE SYSTEMS GROUP, INC.
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                          SECURITIES PURCHASE AGREEMENT
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                              Units consisting of a
                           $3,000,000 Principal Amount
                       Convertible Subordinated Debenture
                                       and
                         Common Stock Purchase Warrants




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CONFIDENTIAL
                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered as of the 8th day of October, 1999, by and between Osage Systems Group, Inc., a Delaware corporation (the "Company"), and the investors whose names appear at the end of this Agreement (in the alternative and collectively, "Purchaser" or "Subscriber").

                                R E C I T A L S:

     The Company wishes to obtain additional financing and the Purchaser desires to provide such financing to the Company through the purchase of Units consisting, in the aggregate, of a $3,000,000 Principal Amount 10% Convertible Subordinated Debenture and certain Common Stock Purchase Warrants being privately offered by the Company.

     NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

     1. Sale and Purchase of Units.

        (a) Subject to the terms and conditions herein, on the Closing Date, as defined in Section 5 hereof, the Company agrees to issue and sell, and the Purchaser agrees to purchase, Units consisting, in the aggregate, of a $3,000,000 Principal Amount 10% Convertible Subordinated Debenture of the Company (the "Debenture") and certain Common Stock Purchase Warrants (the "Warrants"). The purchase price for all of the Units shall be $3,000,000 (the "Purchase Price").

        (b) The Debenture, Warrants and Shares of Common Stock being offered pursuant to this Securities Purchase Agreement constitute "restricted securities" under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). As such, the resale of such securities are subject to significant restrictions upon resale. See Paragraph 8 hereafter "Understanding of Investment Risks." The Shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants are subject to certain registration rights being offered by the Company more fully identified at Paragraph 4 hereafter - "Registration Rights."

     2. Description of Units.

     Debenture

     The Units, in the aggregate, are to consist of a $3,000,000 Debenture, the principal amount of which shall be due and payable two (2) years from the Closing Date hereof. Interest shall be payable at the rate of ten (10%) percent per annum on a quarterly basis, commencing December 31, 1999. Following an "Event of Default" (as hereafter defined), interest shall be due at the rate of 18% per annum. Interest shall be paid in cash, or at the option of the Purchaser, in Common Stock priced at the Conversion Price. Except as set forth in Section 1(a) of the

Debenture, the Company may not prepay the obligation evidenced by the Debenture without the consent of the Purchaser.

     Repayment of the Debenture will not be secured with any collateral of the Company, nor will the Debenture limit the amount of other indebtedness or securities which may be issued by the Company, or any subsidiaries thereof.

     In general, information reporting to the Internal Revenue Service will be required with respect to the payment of interest on the Debenture. Furthermore, under the federal "backup withholding" rules, payments of interest on the Debenture may be subject to backup withholding. This Agreement is not intended to provide tax advice to the Purchaser. The Purchaser is advised that an investment in the Units may involve certain material federal and state tax consequences; accordingly, the Purchaser should consult with its tax advisers.

     This Debenture may not be offered for sale or sold, or otherwise transferred in any transaction which would constitute a sale thereof within the meaning of the Act, as amended, unless: (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities; or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Purchaser shall have received an opinion of counsel satisfactory to the Purchaser that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale.

     Subordination

     The indebtedness evidenced by the Debenture is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all "Senior Indebtedness" (as defined below) of the Company. Therefore, upon any distribution of its assets in a liquidation or dissolution of the Company, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to the Company, the holder of the Debenture will not be entitled to receive payment until the holders of Senior Indebtedness are paid in full. Upon the occurrence of any Event of Default with respect to any Senior Indebtedness, as such Event of Default may be defined in such instrument evidencing the Senior Indebtedness, to the extent such Event of Default permits the holders of such Senior Indebtedness to accelerate the maturity thereof, then upon written notice thereof given to the Company by any holder of such Senior Indebtedness or his or her representative, no payment shall be made by the Company in respect of the Debenture until the Company has cured such event of default to the satisfaction of the holders of such Senior Indebtedness.

     "Senior Indebtedness" means: (i) all direct or indirect, contingent or certain indebtedness of any type, kind or nature (present or future) created, incurred or assumed by the Company with respect to any present or future bank or other financial institutional indebtedness of the Company and any guaranty by Company of any present or future bank or other financial

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institutional indebtedness of any subsidiary of Company; or (ii) any indebtedness created, incurred, or assumed, by the Company secured by a lien on any assets of the Company.

     No Sinking Fund

     There will be no sinking fund established for the retirement of the Debenture. Therefore, the Company will be required to pay the entire principal amount of the Debenture when it matures, unless previously redeemed, repurchased or otherwise satisfied. There can be no assurances that the Company will have available funds or will be able to raise funds for the payment of the Debenture upon maturity. In addition, the Debenture constitutes an unsecured obligation of the Company, the repayment of which shall not be secured by a lien or judgment on any of the assets of the Company.

     Events of Default and Remedies

     An Event of Default means any of the following events (whether the reason for such Event of Default shall be voluntary or involuntary or be or be affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) nonpayment of all principal and interest when and as due under the terms of the Debenture; (ii) any other material breach of the terms of the Debenture; (iii) an event of bankruptcy or insolvency of the Company; and (iv) as described in Paragraph 7 below, failure to secure Stockholder Approval within six (6) months from the Closing Date.

     The Company shall receive written notice upon the occurrence of an Event of Default and provided the default is not cured within thirty (30) days of the stated Event of Default, the entire principal and accrued interest thereunder shall accelerate and become immediately due and payable. Upon the Event of Default, the interest rate under the Debenture shall be increased to 18%. Upon an Event of Default specified in subparagraph (iv) of the preceding paragraph for failure to timely secure Stockholder Approval, the default rate of interest shall be applied retroactively from the Closing Date, and such retroactive amount (to the extent of the excess over the normal rate of interest) shall be paid to the Purchaser on a prorata basis in three consecutive monthly installments thereafter.

     Amendment, Supplement and Waiver

     The Debenture may not be amended or supplemented in any material manner except as provided hereafter. Without the consent the Holder, the Company may amend or supplement the Debenture to cure any ambiguity, defect or inconsistency that does not adversely affect the rights of any holder.

     Conversion Feature

     At the option of the Purchaser, the Debenture may be convertible into restricted shares of the Company's Common Stock at the "Conversion Price" (as defined) per share at any time prior to the maturity and satisfaction thereof commencing once Stockholder Approval of this transaction is approved. See Paragraph 7. The conversion price ("Conversion Price") shall be

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equal to $.30 per share (80% of the closing bid price of the Company's Common
Stock as reported on the American Stock Exchange on the date hereof). Partial conversions may be permitted. Upon conversion, all principal and accrued interest due under the Debenture (to the extent of the election to convert) shall be discharged and the Company released from all obligations thereunder.

     The shares of the Company's Common Stock issuable upon the exercise of the conversion feature shall be "restricted securities" as that term is defined under Rule 144 of the Act, and as a consequence, may not be sold or otherwise transferred except pursuant to registration under the Act or an available exemption therefrom. The Company has agreed, however, to use its best efforts to file a registration statement, the purpose of which is to register the shares of Common Stock issuable upon the conversion of the Debenture and the exercise of the Warrants. See Paragraph 4- "Registration Rights."

     The Company has agreed to reserve a sufficient number of shares of Common Stock for issuance upon conversion of the Debenture and exercise of the Warrants and that these shares, when issued, will be fully paid and non-assessable.

     Prior to conversion, the holder of the Debenture will be entitled to no voting rights or other rights provided by law to security holders of the Company.

     Mandatory Conversion

     Upon the date that both of the following criteria have been satisfied, the Debenture shall automatically convert into shares of the Company's Common Stock at the Conversion Price:

          (i) Stockholder Approval of the transaction shall have been obtained; and

          (ii) the Securities and Exchange Commission shall have declared effective a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Debenture.

     Redemption

     The Debentures are not subject to redemption by the Company.

     Warrants

     The Warrants consist of 5-year Warrants (the "Long-Term Warrants") and 90-day Warrants (the "Short-Term Warrants").

     The Purchaser shall be entitled to receive Long-Term Warrants to purchase that number of shares of the Common Stock of the Company equal to the number of shares of Common Stock into which the principal amount of the Debenture is convertible upon the Closing Date (irrespective of the necessity for Stockholder Approval to permit conversion). The Long-Term Warrants shall only vest, however, once Stockholder Approval of transactions covered by this Agreement is secured. See Paragraph 7. The Long-Term Warrants will be for a 5 year term,

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exercisable into Common Stock at an exercise price equal to the Conversion
Price. In addition to the Long-Term Warrants, the Purchaser shall be entitled to receive Short-Term Warrants to purchase that number of shares of the Common Stock of the Company equal to the number of shares of Common Stock into which the principal amount of the Debenture is convertible upon the Closing Date (irrespective of the necessity for Stockholder Approval to permit conversion). The Short-Term Warrants shall vest upon issuance, but only to the extent that the share issuable thereunder represent less than 20% of the shares of the Company's outstanding Common Stock. The right to exercise the Short-Term Warrants for 20% or more of the Company's outstanding Common Stock is expressly conditioned upon securing Stockholder Approval. See Paragraph 7. Any aggregate proceeds received by the Company prior to obtaining Stockholder Approval as payment of the exercise price under the Short-Term Warrants for shares of Common Stock representing 20% or more of the Company's outstanding Common Stock will be treated as a demand loan to the Company; provided, however, that upon securing Stockholder Approval, the outstanding amount of any such loan will automatically convert into the right to receive shares of Common Stock under the Short-Term Warrants at $.30 per share. The Short-Term Warrants will be for a ninety (90) day term, exercisable into Common Stock at an exercise price equal to the Conversion Price.

     Neither the Warrants nor any Shares issued upon the exercise of the Warrants may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Act, unless (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available, and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company.

     The Company has agreed to cause the authorization of a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants and that these shares, when issued, will be fully paid and non-assessable.

     Prior to the exercise of the Warrants, holders of the Warrants will be entitled to no voting rights or other rights provided by law to security holders of the Company.

     Redemption

     The Warrants are not subject to redemption by the Company.

     Common Stock

     The Common Stock issuable upon conversion of the Debentures will, when issued, be fully paid and non-assessable.

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

     3. Units Offered In A Private Placement Transaction.

        (a) The Units subject to this Securities Purchase Agreement are being offered as a private placement transaction (the "Offering") by the Company to a limited number of sophisticated and accredited investors.

        (b) The Units are being offered to a limited number of accredited and other sophisticated investors by the Company directly, without sales commission, or by qualified brokers ("Selling Agents") engaged by the Company who are registered with the Securities and Exchange Commission and are members in good standing of the National Association of Securities Dealers, Inc., upon the payment of up to a 6% sales commission and five (5) year Warrants to purchase 350,000 shares of Common Stock subject to an exercise price equal to the Conversion Price.

        (c) The purchase price for all of the Units is $3,000,000 payable in cash. The minimum number of Units which a Subscriber may purchase will generally be no less than $500,000 principal amount of the Debenture, although the Company may, in its sole discretion, accept subscriptions for smaller numbers of Units.

        (d) The Purchaser shall pay the Purchase Price in cash by delivering immediately available funds in United States Dollars by wire transfer to an escrow agent designated by the Selling Agents (the "Escrow Agent").

        (e) The Purchase Price will be deposited in a segregated escrow account (the "Escrow Account") and will be returned to the Purchaser with interest to the extent obtained, however, without deduction for escrow fees and expenses, if all of the deliveries set forth in Paragraph 6 below have not been made on or before November 22, 1999. At the Closing with respect to the Units subscribed for by the Purchaser, the amount tendered shall be delivered to the Company by the Escrow Agent in payment for the Units subscribed for by the Purchaser, or such lesser amount as may be allocated to the Purchaser by the Company, less the fees described in Section 3(b), which shall be delivered to the Selling Agents. If the Purchaser is allocated less than the full amount of the Units subscribed for hereby and the full amount of the Units subscribed for hereby has been timely paid in full, the Company shall instruct the Escrow Agent to remit the overpayment of the amount paid to Purchaser within 15 days of such partial acceptance of this Agreement. The Units are being offered by the Company subject to the right of the Company to reject, in its sole discretion, any subscription, in whole or in part, for any reason, and to accept subscriptions notwithstanding the order in which the are received.

     4. Registration Rights.

     All purchasers of Units offered pursuant to this offering will be entitled to incidental ("piggyback") registration rights pursuant to which the Company has agreed, following Stockholder Approval (as hereafter defined) (or earlier at its sole discretion), at its sole cost and expense to include the resale of the shares issuable upon conversion of the Debentures and upon exercise of the Warrants in any Registration Statement filed with the Securities and Exchange Commission following the Closing Date, relating to a public offering of the Company's securities

                                       6

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by the Company or any Stockholder thereof; and in any event within one year of the Closing if not registered by that date.

     5. Binding Effect of Securities Purchase Agreement; The Closing.

        (a) This Securities Purchase Agreement shall not be binding on the Company unless and until the Company has accepted the offer represented by an executed signature page at the end hereof. The Company may accept or reject this Securities Purchase Agreement in the Company's sole discretion, if the Purchaser does not meet the suitability standards established herein or for any other reason. In the event the Company rejects this Agreement, the Purchaser's funds will be promptly returned without deduction of any costs and with interest to the extent obtained.

        (b) The closing of the purchase and sale of the Units hereunder (the "Closing") shall occur concurrently upon the closing of the Securities Purchase Agreement entered into among SPH Equities, Inc., Jack Leadbeater and David Olson as of even date herewith (the "Selling Shareholders Securities Purchase Agreement"). The date of the Closing shall be the "Closing Date".

     6. Deliveries at the Closing; Conditions Precedent to Closing.

        (a) The Company shall deliver to the Purchaser at the Closing: (i) the Debenture(s), the form of which is attached hereto as Exhibit "A", duly executed by an authorized officer of the Company and registered in the Purchaser's name or any nominee thereof; (ii) the Long-Term Warrant(s), the form of which is attached hereto as Exhibit "B," duly executed by an authorized officer of the Company and registered in the Purchaser's name or any nominee thereof; and (iii) the Short-Term Warrant(s), the form of which is attached hereto as Exhibit "C", duly executed by an authorized officer of the Company and registered in the Purchaser's name or any nominee thereof.

        (b) As a condition to the Closing, the Company shall have also received upon the Closing: (i) the resignations of Jack Leadbeater, David Olson, Mark Weiss and John Iorillo, as directors and officers; (ii) duly executed severance agreements for each of Messrs. Leadbeater, Olson and Iorillo; (iii) resolutions of the Company's Board of Directors authorizing the transactions contemplated hereby; and (iv) all other documents referred to in the Selling Shareholders Securities Purchase Agreement as deliverable at or before closing thereunder.

        (c) As a condition to the Closing, the Company and SPH Equities, Inc., as Purchaser's designee, shall have entered into an Investment Banking Agreement, which shall contain affirmative and negative covenants of the Company standard in a venture financing transaction on terms satisfactory to Purchaser.

        (d) As a condition to the Closing, the Purchaser shall have performed a due diligence investigation of the financial and business condition of the Company to its satisfaction.

                                       7

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     7. Conditions Subsequent to Closing. The Company will use its best efforts to prepare and submit an Information Statement/Proxy Statement to its stockholders as promptly following the closing of this transaction as practicable, seeking approval of the following (the "Stockholder Approval"):

        (a) the conversion feature of the Debenture;

        (b) the exercise feature of the Long-Term Warrants;

        (c) the exercise feature of the Short-Term Warrants into 20% or more of the Company's outstanding Common Stock; and

        (d) an amendment to the Company's Certificate of Incorporation and Bylaws removing provisions contained therein establishing (i) a classified board of directors and (ii) certain anti-takeover protective devices, such Proxy Statement to be satisfactory in form and substance to Purchaser.

     Failure to secure Stockholder Approval within six (6) months of the Closing Date will constitute an Event of Default under the Debenture and this Agreement.

     8. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

        (a) Access to Information. Purchaser has had access to all material and relevant information concerning the Company, its management, financial condition, capitalization, market information, properties and prospects necessary to enable Purchaser to make an informed investment decision with respect to its investment in the Units. Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, the Company or its representatives concerning the terms and conditions of the acquisition of the Units and the present and proposed business and financial condition of the Company and has had all such questions answered to its satisfaction and has been supplied all information requested.

        (b) SEC Reports. Purchaser acknowledges that it has been provided with and has carefully reviewed a copy of the Company's periodic reports and registration statements filed with the Securities and Exchange Commission since November 1997 (the "SEC Reports.").

        (c) Financial Matters and Sophistication. Purchaser has such knowledge and experience in business and financial matters, such that it is capable of evaluating the merits and risks of purchasing the Units. Purchaser represents that it satisfies the suitability standards identified at Paragraph 12 hereafter.

        (d) Investment Intent. (i) Purchaser is acquiring the Units for its own account and not on behalf of any other person; (ii) Purchaser is acquiring the Units for investment and not with a view to distribution or with the intent to divide its participation with others by reselling or otherwise distributing the Units; and (iii) Purchaser will not sell the Units without registration under the Act and any applicable state securities laws, or unless the Company receives an opinion

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of counsel reasonably acceptable to it (as to both counsel and the opinion) to the effect that such registration is not necessary.

     9. Understanding of Investment Risks. An investment in the Units should not be made by a Purchaser who cannot afford the loss of his entire Purchase Price. THE PURCHASER ACKNOWLEDGES THAT THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS SECURITIES PURCHASE AGREEMENT OR ANY EXHIBIT HEREOF. PRIOR TO MAKING AN INVESTMENT IN THE UNITS, THE PURCHASER HAS FULLY CONSIDERED, AMONG OTHER THINGS, THE RISK FACTORS ENUMERATED IN THE MOST RECENT REGISTRATION STATEMENT ON FORM S-3 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND ACKNOWLEDGES THAT THESE RISK FACTORS HAVE BEEN CONSIDERED PRIOR TO MAKING THIS INVESTMENT DECISION. THE PURCHASER HAS ALSO CONSIDERED, AMONG OTHERS THE FOLLOWING ADDITIONAL RISK FACTORS:

        (a) General Unsecured and Subordinated Obligations. The indebtedness represented by the Debenture is subordinated to the prior payment when due of all "Senior Indebtedness" of the Company, which is generally defined under the Debenture as all indebtedness of the Company presently in existence or hereafter incurred. No payments may be made under the Debenture so long as any Senior Indebtedness obligation is in default. Upon any distribution of assets of the Company in a liquidation or dissolution of the Company, or in bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, the holders of the Debenture will not receive any payments until the Company's Senior Indebtedness has been satisfied in full. There will be no sinking fund established for the retirement of the Debenture and the indebtedness payable thereunder has not been secured by any assets of the Company. Therefore, there can be no assurance that the Company will retain sufficient assets to repay the Debenture in full.

        (b) No Assurance of Price Stability. There can be no assurances as to the future trading prices of the Common Stock. Trading of a Company's securities depends upon a number of variables most of which are beyond the control of the Company. The present market for the Company's securities may not be reflective of a true market value.

        (c) Restricted Securities. Neither the Units, nor the underlying Debenture or Warrants or shares of Common Stock issuable upon conversion of the Debenture or exercise of the Warrants, have been registered under the Act or any state securities or blue-sky law and the Purchaser may not sell or otherwise transfer the Units or components thereof except pursuant to registration under the Act and any applicable state securities laws or exemptions therefrom. Because of such restrictions, a subscriber for the Units must bear the economic risks of such investment for an indefinite period of time.

        (d) No Underwriter Participation in Preparation of this Securities Purchase Agreement. Although Selling Agents may assist the Company in the sale of Units, no such Selling Agents nor any underwriter has participated in the preparation of this Securities Purchase Agreement and the accompanying materials. Generally, in an underwritten offering, an underwriter would conduct certain investigations relative to the issuer, its business and the terms

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of the offering in order to establish a reasonable basis for the pricing of the securities to be sold and for the accuracy and completeness of the disclosures set forth in any offering documents. Inasmuch as no underwriter has participated in the preparation of these offering materials, such an investigation has not been conducted in connection with this offering. Recourse of the investor is further limited by terms of this Securities Purchase Agreement in which the investor must acknowledge that, among others, he has relied in making this investment solely upon representations of the Company to the extent contained in this Securities Purchase Agreement and not upon any statement or omission by any Selling Agent, if any.

        (e) Arbitrary Offering Price. The offering price of the Units offered hereby has been arbitrarily determined by the Company. Such price was, however, determined by reference to the principal amount of the Debenture, current market price, business and financial condition of the Company, the general condition of the securities markets and the current capital needs of the Company. There can be no assurances that the offering price is representative of the actual value of the Units.

        (f) Dividends. No dividends have been paid by the Company since inception and the payment of dividends is not contemplated in the foreseeable future. The payment of future dividends will be directly dependent upon the earnings of the Company, its financial needs and other similarly unpredictable factors. Earnings are expected to be retained to finance and develop the Company's business.

        (g) No Legal or Tax Advice. The Purchasers hereof should consult with their respective counsel, accountant or business adviser as to legal, tax and related matters concerning investment in the Units offered hereby. An investment in the Units may involve certain material federal and state tax consequences.

        (h) Future Sales of Common Shares. Certain of the Company's shares of Common Stock currently outstanding are "restricted securities" as that term is defined in Rule 144 promulgated under the Act and under certain circumstances may be sold without registration pursuant to such Rule. The Company is unable to predict the effect that sales made under Rule 144, or otherwise, may have on the then prevailing market price of the Common Stock although any substantial sale of restricted securities pursuant to Rule 144 may have an adverse effect.

     10. Understanding of Nature of Securities. Purchaser understands that:

        (a) The Units or any components thereof (collectively the "Securities") have not been registered under the Act or any state securities laws and are being issued and sold in reliance upon certain of the exemptions contained in the Act and under applicable state securities laws.

        (b) The Securities are "restricted securities" as that term is defined in Rule 144 promulgated under the Act.

        (c) The Securities cannot be sold or transferred without registration under the Act and applicable state securities laws, or unless the Company receives an opinion of counsel

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reasonably acceptable to it (as to both counsel and the opinion) that such registration is not necessary.

        (d) The Securities and any certificates issued in replacement therefor shall bear the following legend, in addition to any other legend required by law or otherwise:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER."

        (e) Only the Company can register the Securities under the Act and applicable state securities laws.

     11. Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

        (a) Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement, and is in good standing in such other states or jurisdictions as is necessary to enable it to carry on its business;

        (b) Corporate Power and Authority. The execution and delivery of this Agreement and the transaction contemplated hereby has been duly authorized by the Company's Board of Directors. No other corporate act or proceeding on the part of the Company is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. When duly executed and delivered by the parties hereto, this Agreement will constitute a valid and legally binding obligation of the Company enforceable against the company in accordance with its terms; and

        (c) Securities. All the Securities have been duly authorized and, upon issuance and sale pursuant to the terms of this Agreement, will have been validly issued fully paid and non-assessable and will be free and clear of all liens, claims and encumbrances.

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     12. IMPORTANT CONSIDERATIONS: SUITABILITY STANDARDS - WHO SHOULD INVEST.

     INVESTMENT IN THE UNITS INVOLVES A DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL RESOURCES WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT.

     A substantial number of state securities commissions have established investor suitability standards for the marketing within their respective jurisdictions of restricted securities. Some have also established minimum dollar levels for purchases in their states. The reasons for these standards appear to be, among others, the relative lack of liquidity of securities of such programs as compared with other securities investments. Investment in the Units involves a degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments.

     The Company has adopted as a general investor suitability standard the requirement that each subscriber for Units represent in writing that the
Subscriber: (a) is acquiring the Units for investment and not with a view to resale or distribution; (b) can bear the economic risk of losing its entire investment; (c) its overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and an investment in the Units will not cause such overall commitment to become excessive; (d) has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in this investment in the Units; (e) has evaluated all the risks of investment in the Company; and (f) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company or is relying on its own purchaser representative, in making an investment decision.

     In addition, all its Subscribers for Units must be extremely sophisticated investors with substantial net worth and experience in making investments of this nature and be "accredited investors," as defined in Rule 501 of Regulation D under the Act, by meeting any of the following conditions:

        (i) has an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her subscriber spouse in excess of $300,000 in each of those years, and he or she reasonably expects an income in excess of the aforesaid levels in the current year, or

        (ii) he or she has an individual net worth, or a joint net worth with his or her spouse, at the time of his or her purchase, in excess of $1,000,000 (net worth for these purposes includes homes, home furnishings and automobiles), or

        (iii) he or she otherwise satisfies the Company that he or she is an accredited investor, as defined in Rule 501 under the Act.

     Other categories of investors included within the definition of accredited investor include the following: certain institutional investors, including certain banks, whether acting in their individual or fiduciary capacities; certain insurance companies; federally registered investment companies; business development companies (as defined under the Investment Company Act of 1940); Small Business Investment Companies licensed by the Small Business Administration; certain employee benefit plans; private business development companies (as defined in the Investment Advisers Act of 1940); tax exempt organizations (as defined in Section 501(c)(3) of the Internal Revenue Code) with total assets in excess of $5,000,000; entities in which all the equity owners are accredited investors; and certain affiliates of the Company.

     A partnership subscriber, which satisfies the requirements set forth in clauses (a) through (f) above shall satisfy the suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its partners are accredited investors. A corporate subscriber, which satisfies the requirements set forth in clauses (a) through (f) above shall satisfy the investor suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its shareholders are accredited investors. Corporate subscribers must have net worth of at least three (3) times the amount of their investment in the Units.

     The suitability standards referred to above represent minimum suitability requirements for prospective purchasers and the satisfaction of such standards by a prospective purchaser does not necessarily mean that the Units are a suitable investment for such purchaser. The Company may, in circumstances it deems appropriate, modify such requirements. The Company may also reject subscriptions for whatever reasons, in its sole discretion, it deems appropriate.

     Securities Purchase Agreements may not necessarily be accepted in the order in which received. Purchasers who are residents of certain states may be required to meet certain additional suitability standards.

     THE ACCEPTANCE OF A SUBSCRIPTION FOR UNITS BY THE COMPANY DOES NOT CONSTITUTE A DETERMINATION BY THE COMPANY THAT AN INVESTMENT IN THE UNITS IS SUITABLE FOR A PROSPECTIVE INVESTOR. THE FINAL DETERMINATION OF THE SUITABILITY OF INVESTMENT IN THE UNITS MUST BE MADE BY THE PROSPECTIVE INVESTOR AND HIS OR HER ADVISERS.

     13. State Laws Considerations.

        (a) Florida Residents.

            Pursuant to Section 517.061(11) (a) (5) of the Florida statute, when sales are made to five or more persons in Florida, Florida investors have a three day right of rescission. If a Florida resident has executed a Securities Purchase Agreement, he may elect, within three business days after signing the subscription agreement, to withdraw from the Agreement and to receive a full refund and return (without interest) of any money paid by him. A Florida resident's withdrawal will be without any further liability to any person. To accomplish such withdrawal, a Florida resident need only send a letter or telegram to the Company at the address set forth in this Agreement indicating their intention to withdraw. Such letter or telegram must be sent and postmarked prior to the end of the aforementioned third business day. If a Florida resident sends a letter, it is prudent to send it by certified mail, return receipt requested, to insure that it is received and also to evidence the time and date when it is mailed. Should a Florida resident make this request orally, he should ask for written confirmation that his request has been received.

        (b) New York Residents.

            This Securities Purchase Agreement has not been filed with or reviewed by the Attorney General of the State of New York prior to its issuance and use. The Attorney General of the State of New York has not passed on or endorsed the merits of this Agreement. Any representation to the contrary is unlawful. This Agreement does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made. In light of the circumstances under with they were made, not misleading, it contains a fair summary of the material terms of documents purported to be summarized herein.

        (c) New Jersey Residents.

            Neither the Attorney General of the State nor the Bureau of Securities has passed on or endorsed the merits of this Securities Purchase Agreement. The filing of the Securities Purchase Agreement with the Bureau of Securities does not constitute approval of the issue or the sale thereof by the Bureau of Securities or the Department of Law and public safety of the State of New Jersey. Any representation to the contrary is unlawful.

     14. Notices. All notices, requests, consents or other communications required or permitted hereunder shall be in writing and shall be hand delivered, sent by a nationally recognized overnight courier such as federal express, or mailed first class postage prepaid, registered or certified mail, to the following addresses:

                  If to the Company:

                            Osage Systems Group, Inc.
                            1661 E. Camelback Road; Suite 245
                            Phoenix, AZ 85016
                            Attn: Phil Carter, Chief Executive Officer

                   With a copy to:

                            Stephen M. Cohen, Esquire
                            Buchanan Ingersoll Professional Corporation
                            Eleven Penn Center, 14th Floor
                            1835 Market Street
                            Philadelphia, PA 19103-2985

                   In the case of Purchaser:

        To the address set forth at the end of this Agreement or to such other addresses as may be specified in accordance herewith from time to time.

        Such notices and other communications shall for all purposes of this Agreement be treated as being effective upon being delivered personally or, if sent by overnight courier, the next business day after the same has been deposited with the courier, or if sent by mail, five days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed as set forth above, and postage prepaid.

     15. Survival of Representations and Warranties. Representations and warranties contained herein shall survive the execution and delivery of this Agreement.

     16. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, provided that this Agreement and the interests herein may not be assigned by either party without the express written consent of the other party.

     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

     18. Sections and Other Headings. The section and other headings contained in this Agreement are for the convenience of reference only, do not constitute part of this Agreement or otherwise affect any of the provisions hereof.

     19. Counterpart Signatures. This Agreement may be signed in counterpart and all counterparts together shall become effective only when the counterpart(s) have been executed and delivered by and on behalf of the Company and the Purchaser.

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed by their duly authorized officers.

                                   Purchasers:

                                   LANCER OFFSHORE, INC.

                                   By: LANCER MANAGEMENT GROUP LLC,
                                         its Manager

$2,000,000.10                      By: /s/ Michael Lauer
-------------                          --------------------
Purchase Price                         Michael Lauer, Managing Member

                                   Address: Kaya Flamboyan 9
                                            Curacao, Netherland Antilles

                                   Tax Identification Number. _______________




                                   LANCER PARTNERS, L.P.

$499,999.80                        By: /s/ Michael Lauer
-----------                            --------------------
Purchase Price                             Michael Lauer, General Partner

                                   Address: 475 Steamboat Road
                                            Greenwich, CT 06830

                                   Tax Identification Number. _______________



$250,000.20                        /s/ Michael Lauer
-----------                        --------------------
Purchase Price                     Michael Lauer

                                   Social Security Number. __________________


                       [SIGNATURES CONTINUE ON NEXT PAGE]

                                           THE ORBITER FUND, LTD.

                                           By: LANCER MANAGEMENT GROUP LLC,
                                                 its Manager

$249,999.90                                By: /s/ Michael Lauer
-----------                                    --------------------
Purchase Price                              Name: Michael Lauer
                                            Title: Managing Member

                                           Address: Kaya Flamboyan 9
                                                    Curacao, Netherland Antilles

                                           Tax Identification Number. __________




                                           Agreed and Accepted
                                           by OSAGE SYSTEMS GROUP, INC.

                                           By: /s/ Phil Carter
                                               ------------------
                                               Phil Carter,
                                               Interim Chief Executive Oficer